UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

Wikisoft Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800)-706-0806

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 8, 2021, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton Funds”), an unrelated third party. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell Common Stock of the Company to Triton Funds having an aggregate value of $750,000 at a fixed price of $1.50 per share.

The CSPA required that the Company issue to Triton Funds an Administrative Fee of 25,000 shares of Common Stock and a deduction of $10,000 from the investment amount at Closing.

Under the CPSA, Triton Funds’ obligation to purchase securities was conditioned on an effective registration statement for the shares being purchased and Triton Funds’ ownership not exceeding 4.99% of the issued and outstanding shares of the Company giving effect to such purchase.

In connection with the CSPA, the Company also executed a Common Stock Purchase Warrant (the “Warrant”) under which Triton Funds is granted a three-year right to purchase up to 500,000 common shares of the Company (the “Warrant Shares”) subject to the terms and conditions of the Warrant.

On August 17, 2021, the Company amended and restated the CPSA (the “Amended CPSA”), to amend and restate the structure of the financing. Pursuant to the Amended CPSA, the Company agreed to sell to Triton Funds up to $1 million in shares of the Company’s Common Stock (the “Investment Amount”), which shall not exceed $100,000 per purchase notice to Triton Funds, during the period beginning on the execution date of the Amended CPSA and ending on the earlier of (i) the date on which Triton Funds has purchased a number of the Company’s Common Stock pursuant to the Amended CPSA equal to the Investment Amount or (ii) June 30, 2022, at the purchase price set forth in the Amended CPSA (the “Purchase Price”).

Pursuant to the Amended CPSA, the “Purchase Price” means 85% of the lowest daily VWAP of our common stock during the “Valuation Period.” Pursuant to the Amended CPSA, the “Valuation Period” means the five (5) Business days prior to the closing date of a purchase notice under the Amended CPSA.

The Amended CPSA still requires the Company to deduct $10,000 from the Investment Amount and Triton Funds is permitted to retain the 25,000 shares of Common Stock previously issued under the CPSA. Triton Funds agreed to return the Warrant to the Company, which the parties considered null and void as of the date of the Amended CPSA. Finally, the Company agreed to issue to Triton Funds another 25,000 shares of Common Stock.

Triton Funds’ obligation to purchase securities remains conditioned on an effective registration statement for the shares being purchased and Triton Funds’ ownership not exceeding 4.99% of the issued and outstanding shares of the Company giving effect to such purchase.

The foregoing description of the Amended CPSA is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended CPSA, a copy of which is attached as Exhibit 10.1, to this Current Report on Form 8-K and incorporated by reference.

Item 8.01 Other Events

On August 18, 2021, we issued a press release concerning the Amended CPSA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Common Stock Purchase Agreement
99.1	Press Release, dated August 18, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18th, 2021	Wikisoft Corp.

	By:	/s/ Carsten Kjems Falk
	Name: Title:	Carsten Kjems Falk Chief Executive Officer

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